UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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HC2 Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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HC2 HOLDINGS CEO PHIL FALCONE VOLUNTARILY COMMITS TO FORGO BONUS UNTIL HC2 STOCK PRICE REACHES $7.50

HC2 Recommends Stockholders Sign, Date and Promptly Return the WHITE Consent Revocation Card and Mark “REVOKE MY CONSENT” Boxes to Oppose Each of Percy Rockdale’s Proposals and Support HC2’s Independent, Experienced and Highly-Qualified Directors, and Discard Any Materials from Percy Rockdale

NEW YORK, April 28, 2020 (GLOBE NEWSWIRE) -- HC2 Holdings, Inc. (“HC2” or the “Company”) (NYSE: HCHC), a diversified holding company, today announced that Philip Falcone, HC2’s Chief Executive Officer and President, has voluntarily committed to forgoing any potential bonus payments in respect of 2020 performance or any future year performance until the stock price reaches an average trading price of at least $7.50 per share over a 30 trading day period.

“I have voluntarily committed to forgo any potential bonus payments I may be eligible to be awarded in respect of 2020 performance or any future year performance until HC2 stock reaches an average trading price of at least $7.50 per share, the stock price when we completed our secondary offering, over a 30 day period. I am making this change because I am committed to driving stockholder value, my belief in the value of HC2’s underlying assets, and my ability to execute our strategy.  I also hope this voluntary commitment helps to silence the tremendous amount of misinformation spread by Percy Rockdale around my past compensation. This compensation structure makes my commitment to align my interests with those of our stockholders absolutely clear,” stated Mr. Falcone.

“The Board is very pleased with Phil’s extraordinary commitment to creating stockholder value,” said Warren Gfeller, Interim Chairman of the HC2 Board of Directors. “Phil’s commitment not only provides the Company with additional overhead cost flexibility but also underscores his dedication to unlocking the full value of HC2’s assets.”

Mr. Falcone’s commitment to forgo any potential bonus payments follows the recently announced separation of the roles of Chairman and CEO in order to allow Mr. Falcone to focus full-time on creating increased value for HC2 through growth and innovation strategic initiatives, capital structure optimization and overhead reduction, as well as further enhancing the Company’s corporate governance.

SIGN, DATE AND PROMPTLY RETURN THE WHITE CONSENT REVOCATION CARD

THE CHOICE IS CLEAR

PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED WHITE CONSENT REVOCATION CARD

Your Board of Directors unanimously recommends that stockholders sign, date and promptly return the enclosed WHITE Consent Revocation Card and mark the “REVOKE MY CONSENT” boxes to oppose each of Percy Rockdale’s proposals and support HC2’s independent, experienced and highly qualified directors. Please do not return or otherwise vote any green consent card sent to you by Percy Rockdale—even as a protest vote against Percy Rockdale.

For more information, please go to: www.HC2vision.com

No matter how many or how few shares you own, your revocation of consent is extremely important to ensuring HC2 can carry out its strategic objective of creating near-term value and driving even higher returns over the long term for all of our stockholders. Please act today and make your voice heard regarding the future of HC2.

If you have any questions or need assistance in voting your shares, please contact our soliciting agent, Okapi Partners. Stockholders may call Okapi at (877) 629-6355. Banks and brokerage firms may call Okapi at (212) 297-0720. Stockholders, banks and brokerage firms may also contact Okapi via email at HC2consent@okapipartners.com.

We believe that HC2’s highly qualified and experienced Board of Directors is best positioned to oversee the continued successful execution of HC2’s strategy and to deliver substantial value to all of our stockholders. On behalf of our management team, we thank you for your continued support, interest and investment in HC2, and respectfully ask that you reject Michael Gorzynski’s efforts to usurp control of HC2 and revoke your consent.

If you have any questions or need assistance voting contact:

1212 Avenue of the Americas

New York, New York 10036

Banks and Brokers Call Collect: (212) 297-0720

All Others Call Toll Free: (877) 629-6355

Email: info@okapipartners.com

SIGN, DATE AND PROMPTLY RETURN THE WHITE CONSENT REVOCATION CARD

About HC2

HC2 Holdings, Inc. is a publicly traded (NYSE: HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across multiple reportable segments, including Construction, Energy, Telecommunications, Life Sciences, Broadcasting, Insurance and Other. HC2’s largest operating subsidiary is DBM Global Inc., a family of companies providing fully integrated structural and steel construction services. Founded in 1994, HC2 is headquartered in New York, New York. Learn more about HC2 and its portfolio companies at www.hc2.com.

Cautionary Statement Regarding Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This communication, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might” or “continues” or similar expressions. The forward-looking statements in this communication include, without limitation, any statements regarding our expectations regarding building stockholder value, future cash flow, longer-term growth and invested assets, the timing or prospects of any refinancing of HC2's remaining corporate debt, any statements regarding HC2’s expectations regarding entering definitive agreements in respect of the potential divestitures of Continental Insurance and/or DBM Global, reducing HC2’s leverage and related interest expense at the holding company level generally and with the net proceeds of such divestitures, reducing corporate overhead, growth opportunities at HC2’s Broadcasting and Energy businesses and unlocking value at HC2’s Life Sciences segment. Such statements are based on the beliefs and assumptions of HC2’s management and the management of HC2’s subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the Securities and Exchange Commission (the “SEC”), including in our reports on Forms 10-K, 10-Q and 8-K. Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions, including the ability of HC2 and its subsidiaries to raise capital; the ability of HC2’s subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2’s common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; activities by activist stockholders, including a proxy contest, consent solicitation or any unsolicited takeover proposal; effects of litigation, indemnification claims and other contingent liabilities; changes in regulations and tax laws; the risks and uncertainties associated with, and resulting from, the COVID-19 pandemic; and risks that may affect the performance of the operating subsidiaries and portfolio companies of the Company. Although HC2 believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this communication.

SIGN, DATE AND PROMPTLY RETURN THE WHITE CONSENT REVOCATION CARD

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date hereof, and unless legally required, HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investor Relations

Garrett Edson

ir@hc2.com

(212) 235-2691